Exhibit 99.1

FoxWayne Enterprises Acquisition Corp. Announces Securities to Commence Separate Trading

New York, NY, February 25, 2021 (PR NEWSWIRE) – FoxWayne Enterprises Acquisition Corp. (NASDAQ: FOXWU) (the “Company”) announced today that separate trading of its shares of Class A common stock and warrants underlying the Company’s units would commence on or about Friday, February 26, 2021. The Class A common stock and warrants will be traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “FOXW” and “FOXWW”, respectively. Units not separated will continue to be listed on Nasdaq under the symbol “FOXWU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on the biotechnology and/or telemedicine sector of the healthcare industry or the technology industry in North America. The Company is led by Chairman and Chief Executive Officer, Robb Knie.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Investor Relations
917-284-8938
investors@foxwayne.com